UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


        Date of Report (Date of earliest event reported): March 31, 2008


                           COMMUNITY BANKSHARES, INC.



Incorporated under the    Commission File No. 000-22054      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0966962


                               102 Founders Court

                        Orangeburg, South Carolina 29118

                             Telephone: 803-535-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (a) J. M. Guthrie and Martha Rose Carson, both founding directors of Community Bankshares Inc., in conformity with the Corporation's age related retirement policy, have announced their intention to retire from the Board of Directors at the expiration of their current terms in May 2008.

     (d) Henrietta C. Guthrie, age 53, was elected to the Board of Directors of the Corporation on March 31, 2008. Mrs. Guthrie is a Certified Public Accountant and is the Chief Financial Officer for the Orangeburg Calhoun Technical College. Mrs. Guthrie lives in Orangeburg, South Carolina. She will also serve on the Corporation's audit committee.

     Also, James Richard Williamson, M. D., age 54, was elected to the Board of Directors of the Corporation on March 31, 2008. Dr. Williamson is an obstetrician and a graduate of the Baylor School of Medicine. He served as a director of Orangeburg National Bank (now Community Resource Bank, N. A.) for over ten years and has been a regional director for Community Resource Bank since September 2006. Dr. Williamson lives in Orangeburg, South Carolina.

     The Corporation's Bank, in the ordinary course of its business, makes loans to and has other transactions with its directors, officers, principal shareholders, and their immediate family members and associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    COMMUNITY BANKSHARES, INC.
                                    (Registrant)



Date: April 3, 2008                 By: /s/ William W. Traynham
                                       -----------------------------------------
                                       William W. Traynham
                                       President and Chief Financial Officer